                                                                     EXHIBIT 4.2



                       NATURE'S SUNSHINE PRODUCTS, INC.

                         TAX DEFERRED RETIREMENT PLAN

                                TRUST AGREEMENT

                                    INDEX


                                                                            PAGE



SECTION I

                                    General................................  1
            1.1   Compliance With Law......................................  1
            1.2   Definition of Terms......................................  1

SECTION II

                            Establishment of Trust.........................  2
            2.1   Establishment of Trust...................................  2
            2.2   Contributions to the Trust...............................  2
            2.3   Prior Administration.....................................  2
            2.4   The Fund.................................................  2
            2.5   Fund to be Held in Trust.................................  2
            2.6   Fund to be Held for Benefit of Plan Participants.........  2

SECTION III

                          Administration of the Plan.......................  2
            3.1   Administrator............................................  2
            3.2   Notice of Identity.......................................  2
            3.3   Trustee's Right to Act...................................  2
            3.4   Indemnity................................................  3

SECTION IV

                          Disbursement from the Fund.......................  3
            4.1   Disbursements by Trustee.................................  3
            4.2   Monies Held by Administrator or Other Entity.............  3
            4.3   Direction to the Trustee.................................  3

SECTION V

                   Allocation of Investment Responsibilities...............  3
            5.2   Selection of Investment Manager..........................  4
            5.3   Investment Managers......................................  4
            5.4   Transfer of Assets to Investment Managers................  4
            5.5   Limitation of Non-Interest-Bearing Accounts..............  5

SECTION VI

                            Investment of the Fund.........................  5
            6.1   Standard of Care.........................................  5
            6.2   Waiver of Investment Restrictions........................  5
            6.3   Grant of Investment Powers...............................  5
            6.4   Maintenance of Cash Balances.............................  6

SECTION VII

                             Powers of the Trustee.........................  7
            7.1   General Powers...........................................  7
            7.2   Specific Powers of the Trustee...........................  8
            7.3   Maintenance of Indicia of Ownership......................  9
            7.4   Third Party Transactions.................................  9
            7.5   Voting of Company Stock..................................  9

SECTION VIII

                             Discretionary Powers.......................... 10
            8.1   Trustee Granted Discretion............................... 10

SECTION IX

                            Prohibited Transactions........................ 10
            9.1   Transactions which are Prohibited........................ 10
            9.2   Provision of Ancillary Services by Trustee............... 10

SECTION X

                       Expenses, Compensation and Taxes.................... 10
            10.1  Expenses and Compensation of the Trustee................. 10
            10.2  Payment from the Fund.................................... 10
            10.3  Payment of Taxes......................................... 10

SECTION XI

                    Accounts, Books and Records of the Fund................ 11
            11.1  Recordkeeping Duty of Trustee............................ 11
            11.2  Periodic Payments........................................ 11
            11.3  Additional Accounting.................................... 11
            11.4  Judicial Determination of Accounts....................... 11
            11.5  Filings by Administrator................................. 11
            11.6  Determination of Fair Market Value....................... 11
            11.7  Retention of Records..................................... 11

SECTION XII

                          Fiduciary Duties of Trustee...................... 12
            12.1  Acknowledgment of Fiduciary Duty......................... 12
            12.2  Judicial Determination................................... 12

SECTION XIII

                            Resignation and Removal........................ 12
            13.1  Power to Resign or Remove................................ 12
            13.2  Notice................................................... 12
            13.3  Successor Appointment.................................... 12
            13.4  Transfer of Fund to Successor............................ 12
            13.5  Retention of Nontransferable Assets...................... 12
            13.6  Accounting............................................... 12

SECTION XIV

                    Actions by the Company or Administrator................ 13
            14.1  Action by Company........................................ 13
            14.2  Action by Administrators................................. 13

SECTION XV

                           Amendment or Termination........................ 13
            15.1  Amendment or Termination................................. 13
            15.2  Retention of Nontransferable Property.................... 13
            15.3  Termination in the Absence of Directions from the
                  Administrator............................................ 13
            15.4  Termination on Corporate Dissolution..................... 13

SECTION XVI

                            Merger or Consolidation........................ 14
            16.1  Merger or Consolidation of Company....................... 14
            16.2  Merger or Consolidation of Plan.......................... 14

SECTION XVII

                              Acceptance of Trust.......................... 14
            17.1  Acceptance by Trustee.................................... 14

SECTION XVIII

                            Nonalienation of Trust......................... 14
            18.1  Trust not Subject to Assignment or Alienation............ 14
            18.2  Plans' Interest in Trust not Assignable.................. 14

SECTION XIX

                                 Governing Law............................. 14
            19.1  Governing Law............................................ 14

SECTION XX

                         Parties to Court Proceedings...................... 15
            20.1  Only Company and Trustee Necessary....................... 15

SECTION XXI................................................................ 15
            21.1  Additional Companies..................................... 15

SECTION XXII............................................................... 15
            22.1  Execution in Counterparts................................ 15

                      NATURE'S SUNSHINE PRODUCTS, INC.

                         TAX DEFERRED RETIREMENT PLAN

                               TRUST AGREEMENT

            THIS TRUST AGREEMENT made and entered into as of the 28th day of December, 1994, between Nature's Sunshine Products, Inc., a Utah corporation (hereinafter referred to as the "Company"), and Douglas Faggioli, Joseph A. Speirs and Alan D. Kennedy, residents of the State of Utah (hereinafter referred to collectively as the "Trustee"),

                                  WITNESSETH:

            WHEREAS, the Company established the NATURE'S SUNSHINE PRODUCTS, INC. TAX DEFERRED RETIREMENT PLAN (the"Plan") by adopting the master plan and trust of Zions First National Bank known as the Zions First National Bank Defined Contribution Master Plan and Trust Agreement effective October 13, 1986, with Zions First National Bank as trustee, which Plan is a profit-sharing plan with Code Section 401(k) features under Section 401(a) of the Internal Revenue Code of 1986, as amended, and validly existing regulations thereunder (herein referred to in their entirety as the "Code") and the Employee Retirement Security Act of 1974, as amended (the "Act"), for the benefit of the employees therein described; and

            WHEREAS, the Company has previously replaced Zions First National Bank as Trustee with Douglas Faggioli, Joseph A. Speirs and Alan D. Kennedy as Trustee of the Plan;

            WHEREAS, the Company has restated the Plan effective January 1, 1989 on December 28, 1994;

            WHEREAS, the Company and the Trustee wish to establish by separate agreement a trust for the purpose of holding of assets to provide for the funding of and payment of benefits under the Plan.

            NOW, THEREFORE, the following shall be the trust agreement and trust for the Plan:


                                  SECTION I

                                   General

            1.1 COMPLIANCE WITH LAW. The Trust hereinafter established is intended to comply with the Act and to be a "qualified trust" as such term is used in Sections 401 and 501 of the Internal Revenue Code of 1986, as amended (the "Code").

            1.2 DEFINITION OF TERMS. The terms used herein shall have the meaning ascribed to them by the Employee Retirement Income Security Act of 1974, as amended (the "Act") or, where defined by the Plan, the Plan, unless the context clearly indicates an intended different meaning.

                                  SECTION II

                            Establishment of Trust

            2.1 ESTABLISHMENT OF TRUST. The Company hereby establishes with the Trustee a trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee.

            2.2 CONTRIBUTIONS TO THE TRUST. The Trustee shall have no duty to determine or collect contributions under the Plan and shall be solely accountable for monies or properties actually received by it. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

            2.3 PRIOR ADMINISTRATION. Except to the extent required by law, the Trustee shall not have any duty to inquire into the administration of the Plan or actions taken under the Plan by any prior trustee.

            2.4 THE FUND. All monies and properties which become subject to this Agreement, all investments and reinvestments made therewith and proceeds thereof and all earnings and profits thereon, less the payments which at the time of reference shall have been made by the Trustee as authorized herein and any losses thereto, are referred to herein as the "Fund."

            2.5 FUND TO BE HELD IN TRUST. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement and the Act.

            2.6 FUND TO BE HELD FOR BENEFIT OF PLAN PARTICIPANTS. Except as may be provided by law for the purpose of returning the Company's contributions or in case any Plan of which this Trust forms a part provides for the return of company contributions in the event (i) such Plan fails to initially qualify under the applicable provisions of the Code, or (ii) a contribution is made by a mistake of fact, at no time prior to the satisfaction of all liabilities for benefits under any Plan shall any part of the Fund be used for or diverted to purposes other than for the exclusive benefit of participants, retired participants, or their beneficiaries under the Plan and for the payment of the reasonable expenses of the Plan.


                                 SECTION III

                          Administration of the Plan

            3.1 ADMINISTRATOR. The Plan shall be administered by the person or persons, board, committee or other entity designated by the terms of the Plan to administer the Plan or, in the absence of such designation, the Plan shall be administered by the Company (hereinafter referred to as the "Administrator") and the Administrator shall have the sole fiduciary duty as to such plan administration and the Trustee shall not be responsible in any respect for such administration.

            3.2 NOTICE OF IDENTITY. The Company will furnish the Trustee from time to time with copies of the letters of appointment evidencing the appointment, identity and termination of office of any persons acting as or constituting the members of any entity acting as Administrator with respect to any rights, power or duty specified in this Agreement. The Company will notify the Trustee from time to time in writing as to the rights, powers and duties of each such person or entity and, in the absence of any of the above notices, the Trustee shall rely solely upon the Company.

            3.3 TRUSTEE'S RIGHT TO ACT. The Trustee shall be entitled to deal with any person or entity identified by the Company as an Administrator until notified otherwise by the Company, in writing.

            3.4     INDEMNITY.

                    (a) The Company shall fully indemnify and save harmless the Trustee from liability and expense incident to any act or failure to act by reason of the Trustee's reliance upon or compliance with instructions issued by the Administrator or the Company.

                    (b) To the extent permitted by law, the Company shall indemnify each Trustee (other than a corporate fiduciary serving as trustee) against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties as Trustee under this agreement, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties.

                    (c) The preceding right of indemnification shall be in addition to any other right to which such person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased person.

                    (d) For purposes of satisfying its indemnity obligations under this Section, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under this section.


                                  SECTION IV

                          Disbursement from the Fund

            4.1 DISBURSEMENTS BY TRUSTEE. The Trustee shall make such payments out of the Fund as the Administrator may from time to time in writing direct. In the discretion of the Administrator, such payments may be made directly to the person specified by the Administrator or deposited in a checking account maintained by the Administrator for the purpose of making payments to the person, or persons entitled to such payments under the Plan, or to an account maintained by some other entity which the Administrator may designate to make payments.

            4.2 MONIES HELD BY ADMINISTRATOR OR OTHER ENTITY. To the extent monies are held in accounts designated by the Administrator or by some other entity, the Administrator or other entity shall hold such monies in trust in such a manner that the same shall be secure from the claims of all creditors of the Company, the Administrator, any participant or beneficiary covered by the Plan.

            4.3 DIRECTION TO THE TRUSTEE. Any direction given to the Trustee in accordance with this Section need not specify the specific application of the payment to be made, but shall specify that the payment is for the purposes of the Plan or the payment of Plan's expenses.


                                  SECTION V

                  Allocation of Investment Responsibilities

            5.1 INVESTMENT RESPONSIBILITIES. The Trustee shall have responsibility for the management and control of the assets of the fund and shall from time to time invest and reinvest the fund. Notwithstanding the foregoing, the Trustee shall follow investment directions given by the Administrator, including but not limited to directions from plan participants received by the Trustee from the Administrator, and shall not have fiduciary responsibility for the investments made in accordance with such directions. Furthermore, the Trustee shall have no responsibility for assets of the fund that have been allocated under Section 5.3 of the Plan to the investment control of an Investment Manager.

            5.2 SELECTION OF INVESTMENT MANAGER. The Administrator shall have the power to appoint and remove one or more investment managers to manage such portions of the Fund as the Administrator shall designate to the Trustee (such investment managers are hereinafter referred to singularly as an "Investment Manager" and collectively as the "Investment Managers"). Each such Investment Manager shall be either (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) a bank, as defined in that Act; or
(iii) an insurance company qualified to perform investment services under the laws of more than one State. Each Investment Manager shall accept its appointment and acknowledge in writing to the Trustee and Administrator that it is a fiduciary with respect to the Plan's assets under its management.

            5.3     INVESTMENT MANAGERS.

            (a) Upon the appointment of each Investment Manager, the Administrator shall so notify the Trustee and instruct the Trustee in writing to segregate into a separate account those assets as to which each Investment Manager has discretion and control. The Investment Manager shall designate in writing the person or persons who are to represent any such Investment Manager in dealings with the Trustee. Except as provided in Section 5.5, upon the segregation of the assets in accordance with the instructions of the Administrator, the Trustee shall thereupon be relieved and released of all investment duties, responsibilities and liabilities normally and statutorily incident to a trustee as to such separate account, and shall not be liable for the acts or omissions of the Investment Manager, except to the extent that co-fiduciary liability may be imposed under the Act. Except as provided in
Section 5.5 or as otherwise provided by the Administrator in writing from time to time, the Trustee shall take no action with respect to the duties or powers allocated to an Investment Manager in Section 6 or Section 7 without receipt of written directions of the Investment Manager. Unless specifically prohibited in writing, the Trustee, as custodian, may hold the assets of such separate account in the name of a nominee or nominees.

            (b) Should an Investment Manager at any time elect to place security transactions directly with a broker or dealer, the Trustee shall not recognize such transaction unless and until it has received instructions or confirmation of such fact from the Investment Manager. Should the Investment Manager direct the Trustee to utilize the services of any person with regard to the assets under its management or control, such instructions shall be in writing and shall specifically set forth the actions to be taken by the Trustee as to such services.

            (c) In the event that an Investment Manager places security transactions directly or directs the utilization of a service, the Investment Manager shall be solely responsible for the acts of such persons. The sole duty of the Trustee as to such transactions shall be incident to its duties as custodian.

            (d) Upon the resignation or removal of an Investment Manager and upon receipt of written notice from the Administrator that an Investment Manager's authority has terminated, and unless the Administrator informs the Trustee that a successor Investment Manager has been appointed, the Trustee shall reassume complete investment responsibility for the assets of the Fund previously under such Investment Manager's investment control.

            5.4     TRANSFER OF ASSETS TO INVESTMENT MANAGERS.

            (a) Upon receipt of written directions by the Administrator, the Trustee shall (i) transfer and deliver such part of the assets of the Fund as may be specified in such writing to any Investment Manager so appointed, and
(ii) accept the transfer back to it of any such assets at any time held by an Investment Manager, provided that the Administrator may only direct such transfers as are in conformity with the provisions of the Plan, this Agreement, the Act, and Sections 401(a) and 501(a) of the Code. Any such written direction shall constitute a certification to the Trustee by the Administrator that the transfer so directed is one which the Administrator is authorized to direct and is in conformity with the aforesaid provisions.

            (b) If any assets are so transferred to the custody of an Investment Manager, such Investment Manager shall undertake and be responsible for all the custodial duties therefore, and such assets shall remain for all purposes a part of the Fund and the Trust, and as such, subject to all the terms and provisions of this Agreement. If any Investment Manager receiving such assets is a bank or trust company, it may invest any part or all of such assets in units of any collective, common or pooled trust fund operated or maintained by it exclusively for the commingling and collective investment of monies or other assets held under or as part of a plan which is established in conformity with and qualifies under Section 401(a) of the Code. Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the Trustee, or the Investment Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties responsibilities and powers of the trustee of such collective trust, and to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For the purposes of valuation of any interest under the Plans of which this trust forms a part, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held determined in accordance with generally recognized valuation procedures.

            (c) The Trustee shall have no duty or responsibility as to the safekeeping of such assets or as to the investment and reinvestment of the same, except that the Trustee shall require such statements and reports from such Investment Manager as may be necessary to enable the Trustee and the Administrator to carry out their recordkeeping and reporting duties under this Agreement. The Trustee shall enter into and execute such agreements, receipts and releases as shall be required to carry out the directions of the Administrator with respect to the transfer of any assets of the Fund to or from an Investment Manager in accordance with this Section 5.4.

            5.5 LIMITATION OF NON-INTEREST-BEARING ACCOUNTS. Unless the Trustee has received contrary instructions from either the Administrator or an Investment Manager, it shall invest for short term purposes any cash under the investment control of an Investment Manager, which is in its custody and has not otherwise been invested by the Investment Manager, in short term securities of the United States of any agency or instrumentality thereof, certificates of deposit, money market funds, and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof.

                                  SECTION VI

                            Investment of the Fund

            6.1 STANDARD OF CARE. The Trustee and each Investment Manager shall discharge its investment duties as provided under Sections 5 and 6 hereof with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims and by diversifying the investments held hereunder consistent with investment policies, objectives and guidelines so as to minimize the risk of large losses, unless under the Plan or circumstances it would be clearly not prudent to diversify.

            6.2 WAIVER OF INVESTMENT RESTRICTIONS. Such investment and reinvestment shall not be restricted to securities or property of the character authorized for investments by trustees or investment managers under any statute or other laws of any state, district or territory.

            6.3 GRANT OF INVESTMENT POWERS. In addition to any power granted to trustees or investment managers under any statute or other laws, such laws and statutes if necessary being incorporated herein by reference, the Trustee's and each Investment Manager's investment powers may, unless restricted in writing by the Administrator, include, but shall not be limited to, investment in the following:

                    (a) domestic or foreign common and preferred stocks and options thereof, as well as warrants, rights and preferred stocks convertible into common stock, regardless of where or how traded (including stock of the Company to the extent directed to so invest by the Administrator or by investment direction from a participant receive through the Administrator);


                    (b) corporate bonds and debentures and any such securities which are convertible into common stock, domestic or foreign;

                    (c) bonds or other obligations of the United States of America or any foreign nation, and any agencies thereof, or any bonds or other obligations which are directly or indirectly guaranteed by the United States or any foreign nation, or any agency thereof;

                    (d) obligations of the states and of municipalities or of any agencies thereof;

                    (e)     notes of any nature, of foreign or domestic issuers;

                    (f) mortgages and real estate, wherever situate and whether developed or undeveloped, including sales and leasebacks, interests or participations in real estate investment trusts, non-income producing properties, real estate partnerships, trusts and group trusts;

                    (g) savings accounts, certificates of deposit and other types of time deposits, bearing a reasonable rate of interest based upon the duration, amount, type and geographical area, with any financial institution or quasi-financial institution or any department of the same, either domestic or foreign, under the supervision of the United States or of any State, including any such financial institution owned, operated or maintained by a Trustee in its corporate or association capacity (including any department or division of the same) or a corporation or association affiliated with the same;

                    (h)     leaseholds of any duration;

                    (i) mineral and other natural resources, including, but not limited to, oil, gas, timber and coal, and any participation therein in any form, including but not limited to, royalties, ownership, drilling and exploration, partnerships, commingled funds and trusts;

                    (j) units of any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets held under or as part of a plan which is established in conformity with and qualifies under Section 401(a) of the Code, including any such fund operated or maintained by a Trustee. The Company shall specify in an attachment to this Trust Agreement the collective, common or pooled trust funds in which the Trustee or an Investment Manager is authorized hereunder to invest. Notwithstanding the provisions of the Agreement which place restrictions upon the actions of the Trustee or an Investment Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust, and such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For the purposes of valuation of any interest under the Plan of which this Trust forms a part, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held determined in accordance with generally recognized valuation procedures;

                    (k) open-end and closed-end investment companies, regardless of the purposes for which such fund or funds were created, and any partnership, limited or unlimited, joint venture and other forms of joint enterprise created for any lawful purpose;

                    (l) individual or group insurance policies and contracts including, but not limited to, life insurance, annuity (fixed or variable) and investment policies and contracts, but only if directed by an Administrator to purchase or retain such policies and contracts.

            6.4 MAINTENANCE OF CASH BALANCES. The Trustee shall keep such portion of the Fund in cash or cash balances as may be specified from time to time in a written request from an Administrator to meet contemplated payments from the Fund. The Trustee shall invest such cash balances and any other portions of the Fund which may be in cash or cash balances in short term securities of the United States or any agency or instrumentality thereof, certificates of deposit, money market funds, and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof, including those operated or maintained by a Trustee.


                                 SECTION VII

                            Powers of the Trustee

            7.1 GENERAL POWERS. The Trustee shall have and exercise the following powers and authority in the administration of the Fund only on the direction of an Investment Manager where such powers and authority relate to a separate account established for an Investment Manager and only on the direction of the Administrator with respect to assets acquired at the direction of the Administrator (including investment direction from a plan participant received through the Administrator), and in its sole discretion where such powers and authority relate to investments made by the Trustee in accordance with Section 5.1:

                    (a) to purchase, receive or subscribe for any securities or other property and to retain in trust such securities or other property;

                    (b) to sell, exchange, convey, transfer, lend, or otherwise dispose of any property held in the Fund and to make any sale by private contract or public auction; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

                    (c) to vote in person or by proxy any stocks, bonds or other securities held in the Fund;

                    (d) to exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to any such conversion or exercise, as well as to write options with respect to such stocks and to enter into any transactions in other forms of options with respect to any options which the Fund has outstanding at any time;

                    (e) to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Fund may hold stocks, bonds or other securities or in which it may be interested, upon such terms and conditions as deemed wise, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same, without any duty to sell;

                    (f) to manage, administer, operate or lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, all upon such terms and conditions as may be deemed advisable, to renew or extend or participate in the renewal or extension of any mortgage upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable for the protection of the Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid in the property on foreclosure, to take a deed in lieu of foreclosure, with or without paying a consideration therefor, and in connection therewith to release the obligation on the bonds or notes secured by such mortgage and to exercise and enforce in any action, suit or proceeding at law or in equity any right or remedy in respect to any such mortgage or guarantee;

                    (g) to explore for and to develop mineral interests and other natural resources and to acquire land, either by lease or purchase, for such purpose, and to enter into any type of contract or agreement incident thereto, and to sell any product produced by reason of or resulting from such development or exploration to any person or persons on such terms and conditions as the Trustee or Investment Manager deems advisable, to enter into agreements and contracts for transportation of the same;

                    (h) to insure, according to customary standards, any property held in the Fund for any amount and to pay any premiums required for such coverage;

                    (i) to purchase or otherwise acquire and make payment therefor from the Fund any bond or other form of guarantee or surety required by any authority having jurisdiction over this Trust and its operation, or believed by the Trustee or Investment Manager to be in the best interests of the Fund, except the Trustee or Investment Manager may not obtain any insurance whose premium obligation extends to the Fund which would protect the Trustee against its liability for breach of fiduciary duty;

                    (j) to enter into any type of contract with any insurance company or companies, either for the purposes of investment or otherwise; provided that no insurance company dealing with the Trustee shall be considered to be a party to this Agreement and shall only be bound by and held accountable to the extent of its contract with the Trustee. Except as otherwise provided by any contract, the insurance company need only look to the Trustee with regard to any instruction issued and shall make disbursements or payments to any person, including the Trustee, as shall be directed by the Trustee. Where applicable, the Trustee shall be the sole owner of any and all insurance policies or contracts issued. Such contracts or policies, unless otherwise determined, shall be held as an asset of the Fund for safekeeping or custodian purposes only;

                    (k) to lend the assets of the Fund upon such terms and conditions as are deemed necessary and appropriate and specifically to loan any securities to brokers, dealers or banks upon such terms, and secured in such manner, as may be advisable, to permit the loaned securities to be transferred into the name of the borrower or others and to permit the borrower to exercise such rights of ownership over the loaned securities as may be required under the terms of any such loan, provided that, any loans made from the Fund shall be made in conformity with such laws or regulations governing such lending activities which may have been promulgated by any appropriate regulatory body at the time of such loan.

                    (l) to receive assets representing the benefits of plan participants transferred to the Plan to the extent authorized by written directions of the Administrator.

            7.2 SPECIFIC POWERS OF THE TRUSTEE. The Trustee shall have the following powers and authority, to be exercised in its sole discretion with respect to the Fund:

                    (a) to appoint agents, custodians, depositories or counsel, domestic or foreign, as to part or all of the Fund and functions incident thereto and to pay their reasonable fees, expenses and compensation with the approval of the Company where, in the sole discretion of the Trustee, such delegation is necessary in order to facilitate the operations of the Fund and such delegation is not inconsistent with the purposes of the Fund or in contravention of any applicable law. To the extent that the appointment of any such person or entity may be deemed to be the appointment of a fiduciary, the Trustee may exercise the powers granted hereby to appoint as such a fiduciary any person or entity, including but not limited to, the Company, notwithstanding the fact that such person or entity is then considered a fiduciary, a party in interest or a disqualified person. Upon such delegation, the Trustee may require such reports, bonds or written agreements as it deems necessary to properly monitor the actions of its delegate.

                    (b) to cause any investment, either in whole or in part, in the Fund to be registered in, or transferred into, the Trustee's name or the names of a nominee or nominees, provided the Trustee shall at all times show that such investments are a part of the Fund; and to cause any such investment, or the evidence thereof, to be held by the Trustee, in a depository, in a clearing corporation, in book entry form, or by any other entity or in any other manner permitted by law;

                    (c) to make, execute and deliver, as trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers;

                    (d) to defend against or participate in any legal actions involving the Fund or the Trustee in its capacity stated herein, in the manner and to the extent it deems advisable, the costs of any such defense or participation to be borne by the Fund, unless paid by the Company in accordance with Section 10; provided, however, the Trustee shall notify the Company of all such actions and the Company may, in its sole discretion, determine against the incurrence of any such legal fees and expenses which may be incurred beyond those necessary to protect the Fund against default or immediate loss and may participate in the selection of and instructions to legal counsel;

                    (e) to form corporations and to create trusts, to hold title to any security or other property, to enter into agreements creating partnerships or joint ventures for any purpose or purposes determined by the Trustee to be in the best interests of the Fund;

                    (f) to establish and maintain such separate accounts in accordance with the instructions of an Administrator or the Company as an Administrator or the Company deems necessary for the proper administration of the Plan, or as determined to be necessary by the Trustee. Such accounts shall be subject to the general terms of this Agreement, unless the Trustee is notified of a contrary intent by an Administrator or the Company in writing;

                    (g) to generally take all action, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Fund.

            7.3 MAINTENANCE OF INDICIA OF OWNERSHIP. The Trustee shall not maintain indicia of ownership of any asset of the Fund held by it outside the jurisdiction of the District courts of the United States unless such holding is approved through ruling or regulation promulgated under the Act by the Secretary of Labor.

            7.4 THIRD PARTY TRANSACTIONS. In addition, and not by way of limitation, the Trustee shall have any and all powers and duties concerning the investment, retention or sale of property held in trust as if it were absolute owner of the property, and no restrictions with regard to the property so held shall be implied, warranted or sustained by reason of this Agreement; provided however, at no time shall the exercise of such powers and duties establish any evidence which would permit a third party to assert a right, title or interest superior to that of the Plan in the property held in the Fund.

            7.5 VOTING OF COMPANY STOCK. The Trustee shall exercise all voting rights of Company Stock held in the Fund.

                                 SECTION VIII

                             Discretionary Powers

            8.1 TRUSTEE GRANTED DISCRETION. The Trustee is hereby granted any and all discretionary powers not explicitly or implicitly conferred by this Agreement which it may deem necessary or proper for the protection of the property held hereunder.


                                  SECTION IX

                           Prohibited Transactions

            9.1 TRANSACTIONS WHICH ARE PROHIBITED. Notwithstanding any provision of this Agreement, either appearing before or after this Section, the Trustee shall not engage in or cause the Trust to engage in any transaction if it knows or should know, that such transaction constitutes a direct or indirect prohibited transaction, as defined in Section 406 of the Act or Section 4975 of the Code.


            9.2 PROVISION OF ANCILLARY SERVICES BY TRUSTEE. Notwithstanding the foregoing, the Trustee may, in addition to the services rendered in conjunction with its duties and responsibilities as Trustee under the terms of this Agreement, provide such ancillary services as meet the following standards:

                    (a) there have been adopted by the Trustee internal safeguards which assure that such ancillary services are consistent with sound banking and financial practices as determined by the appropriate banking authority;

                    (b) the ancillary services are provided in accordance with guidelines which are intended to meet the standards established by the appropriate banking authority;

                    (c) the compensation received by the Trustee for such services is reasonable and established in an arm's-length manner.


                                  SECTION X

                       Expenses, Compensation and Taxes

            10.1 EXPENSES AND COMPENSATION OF THE TRUSTEE. The Trustee shall be entitled to be reimbursed by the Company for all reasonable expenses incurred by the Trustee as a result of the execution of its duties hereunder, including, but not limited to, legal and accounting expenses, expenses incurred as a result of disbursements and payments made by the Trustee and, with the consent of the Company, reasonable compensation for agents, counsel or other services rendered to the Trustee by third parties and expenses incident thereto. The Trustee, if not an employee of the Company, shall be entitled to such reasonable compensation for services rendered by it as agreed upon by the Company and the Trustee from time to time

            10.2 PAYMENT FROM THE FUND. All compensation, expenses, taxes and assessments in respect of the Fund, to the extent that they are not paid by the Company, shall constitute a charge upon the Fund and be paid by the Trustee from the Fund upon written notice from the Company.

            10.3 PAYMENT OF TAXES. The Trustee shall notify the Company upon receipt of notice with regard to any proposed tax deficiencies or any tax assessments which it receives on any income or property in the Fund and, unless notified to the contrary by the Company within thirty (30) days, shall pay any such assessment or take any action it may determine, including contesting the assessment or litigating any claims.

                                  SECTION XI

                   Accounts, Books and Records of the Fund

            11.1 RECORDKEEPING DUTY OF TRUSTEE. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Company.

            11.2 PERIODIC PAYMENTS. In addition, within sixty (60) days following December 31 of each year, or following the close of such other period as may be agreed upon between the Trustee and the Company, and within sixty (60) days, or such other agreed upon period, unless such period be waived, after the removal or resignation of the Trustee as provided for in the Agreement, the Trustee shall file with the Administrator and the Company a certified written report setting forth all investments, receipts and disbursements, and other transactions effected during the period or during the period from the close of the preceding fiscal year or other preceding period to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such fiscal year or other period, valued currently, and such other information as may be required of the Trustee under any applicable law.

            11.3 ADDITIONAL ACCOUNTING. Except as provided below, neither the Administrator nor the Company shall have the right to demand or be entitled to any further accounting different from the normal accounting rendered by the Trustee. Further, no participant, beneficiary or any other person shall have the right to demand or be entitled to any accounting by the Trustee, other than those to which they may be entitled under the law. The Administrator or the Company shall have the right to inspect the Trustee's books and records relating to the Fund during normal business hours or to designate an accountant to make such inspection, study, and/or audit with all expenses related thereto to be paid by the Company.

            11.4 JUDICIAL DETERMINATION OF ACCOUNTS. Nothing contained herein will be construed or interpreted to deny the Trustee or the Company the right to have the Trustee's account judicially determined.

            11.5 FILINGS BY ADMINISTRATOR. For the purposes of this Section, the Trustee shall conclusively presume that the Administrator has made all Federal filings as of the date required. Should the Trustee incur any liability by reason of an Administrator's failure to timely file, the Company shall fully reimburse the Trustee for any and all obligations, including penalties, interest or expenses, so incurred by the Trustee.

            11.6 DETERMINATION OF FAIR MARKET VALUE. The Trustee shall determine the fair market value of the Fund as of each December 31 (and such other times as may be agreed upon by the Trustee and the Company) based upon generally accepted accounting principles applicable to trusts of a same or similar nature to the one created herein.

            11.7 RETENTION OF RECORDS. All records and accounts maintained by the Trustee with respect to the Fund shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company in writing of its intention and transferring to the Company any records and accounts requested. The Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.

                                 SECTION XII

                         Fiduciary Duties of Trustee

            12.1 ACKNOWLEDGMENT OF FIDUCIARY DUTY. The Trustee acknowledges that it assumes the fiduciary duties established by this Agreement.

            12.2 JUDICIAL DETERMINATION. The Trustee shall not, however, be liable for any loss to or diminution of the Fund except to the extent that any such loss or diminution results from act or inaction on the part of the Trustee which is judicially determined or agreed by the Company and the Trustee to be a breach of its fiduciary duties.


                                 SECTION XIII

                           Resignation and Removal

            13.1 POWER TO RESIGN OR REMOVE. A Trustee may be removed with respect to all, or a part of, the Fund by the Company upon written notice to the Trustee to that effect. A Trustee may resign as Trustee hereunder, upon written notice to that effect delivered to the Company.

            13.2 NOTICE. Such removal or resignation shall become effective as of the last day of the month which coincides with or next follows the expiration of thirty (30) days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon in writing by the Company and the Trustee.

            13.3 SUCCESSOR APPOINTMENT. In the event of such removal or resignation, a successor Trustee may be appointed by the Company to become Trustee as of the time such removal or resignation becomes effective. The Company shall make such appointments as may be necessary so that there is a Trustee for the Fund. Such successor Trustee shall accept such appointment by an instrument in writing delivered to the Company and the Trustee and upon becoming successor Trustee shall be vested with all the rights, powers, duties, privileges and immunities as successor Trustee hereunder as if originally designated as Trustee in this Agreement.

            13.4 TRANSFER OF FUND TO SUCCESSOR. Upon such appointment and acceptance, the retiring Trustee shall endorse, transfer, assign, convey and deliver to the successor Trustee all of the funds, securities and other property then held by it in the Fund, except such amount as may be reasonable and necessary to cover its compensation and expenses as may be agreed to by the Company in connection with the settlement of its accounts and the delivery of the Fund to the successor Trustee, and the balance remaining of any amount so reserved shall be transferred and paid over to the successor Trustee promptly upon settlement of its accounts, subject to the right of the retiring Trustee to retain any property deemed unsuitable by it for transfer until such time as transfer can be made.

            13.5 RETENTION OF NONTRANSFERABLE ASSETS. If the retiring Trustee holds any property unsuitable for transfer, it shall retain such property, and as to such property alone it shall be a co-trustee with the successor Trustee, its duties and obligations being solely limited to any such property, and it shall not have fiduciary duties of any nature as to assets transferred. Should the successor Trustee accept fiduciary responsibility as to such property, the Trustee shall retain only custodian duties as to such property.

            13.6 ACCOUNTING. In the event of the removal or resignation of the Trustee hereunder, the Trustee shall file with the Company a statement and report of its accounts and proceedings covering the period from its last annual statement and report, and its liability and accountability to anyone with respect to the propriety of its acts and transactions shown in such written statement and report shall be governed by the terms of this Agreement.

                                 SECTION XIV

                   Actions by the Company or Administrator

            14.1 ACTION BY COMPANY. Any action by the Company pursuant to this Agreement shall be evidenced or empowered in writing from the Company to the Trustee, and the Trustee shall be entitled to rely on such writing.

            14.2 ACTION BY ADMINISTRATORS. Any action by any person or entity duly empowered to act on behalf of an Administrator with respect to any rights, powers or duties specified in this Agreement shall be in writing, signed by such person or by the person designated by an Administrator and the Trustee shall act and shall be fully protected in acting in accordance with such writing.


                                  SECTION XV

                           Amendment or Termination

            15.1 AMENDMENT OR TERMINATION. The Company shall have the right at any time and from time to time by appropriate action:

                    (a) to modify or amend in whole or in part any or all of the provisions of this Agreement by written notice to the Trustee; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent, or

                    (b) to terminate this Agreement upon thirty (30) days' prior notice in writing delivered to the Trustee;

provided, further, that no termination, modification or amendment shall permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of such participants, retired participants and their beneficiaries, except for the return of Company contributions and/or any surplus which are allowed by law and permitted under the Plan.

            15.2 RETENTION OF NONTRANSFERABLE PROPERTY. The Trustee reserves the right to retain such property as is not, in the opinion of counsel, suitable for distribution at the time of termination of this Agreement and shall hold such property in trust under this Agreement for those persons or other entities entitled to such property until such time as the Trustee is able to make distribution. Upon complete distribution of all property constituting the Fund, this Agreement shall be deemed terminated.

            15.3 TERMINATION IN THE ABSENCE OF DIRECTIONS FROM THE Administrator. In the event no direction is provided by the Administrator with respect to the distribution of the Fund upon termination of this Agreement, the Trustee shall make such distributions as are specified by the Plan after notice to the Company. In the event the Plan is silent as to the distributions to be made upon termination of the Plan or the terms of the Plan are inconsistent with the then applicable law, the Trustee shall distribute the Fund to participants and their beneficiaries under the Plan in an equitable manner that will not adversely affect the qualified status of the Plan under Section 401(a) of the Code or any other statute of similar import and that will comply with any applicable provisions of the Act regulating the allocation of assets upon termination of plans such as the Plan; provided, however, that subject to the terms of the Plans and applicable law, any excess assets remaining after satisfaction of the Plans' liabilities may be returned to the Company. The Trustee, in such case, reserves the right to seek a judicial and administrative determination as to the proper method of distribution of the Fund upon termination of this Agreement.

            15.4 TERMINATION ON CORPORATE DISSOLUTION. If the Company ceases to exist as a result of liquidation, dissolution or acquisition in some manner, the Fund shall be distributed as provided above upon termination of a Plan unless a successor company elects to continue the Plan and this Agreement as provided in this Agreement.


                                 SECTION XVI

                           Merger or Consolidation

            16.1 MERGER OR CONSOLIDATION OF COMPANY. Any corporation into which the Company may be merged or with which it may be consolidated, or any corporation succeeding to all or a substantial part of the business interests of the Company may become the Company hereunder by expressly adopting and agreeing to be bound by the terms and conditions of the Plan and this Agreement and so notifying the Trustee to such effect by submission to the Trustee of an appropriate written document.

            16.2 MERGER OR CONSOLIDATION OF PLAN. In the event that the Company authorizes and directs that the assets of another plan be merged or consolidated with or transferred to the Plan participating in this Trust, the Trustee shall take no action with regard to such merger, consolidation or transfer until it has been notified in writing that each participant covered under the plan the assets of which are to be merged consolidated or transferred will immediately after such merger, consolidation or transfer be entitled to a benefit either equal to or then greater than the benefit he would have been entitled to had the Plan been terminated.


                                 SECTION XVII

                             Acceptance of Trust

            17.1 ACCEPTANCE BY TRUSTEE. The Trustee accepts the Trust created hereunder and agrees to be bound by all the terms of this Agreement.


                                SECTION XVIII

                            Nonalienation of Trust

            18.1 TRUST NOT SUBJECT TO ASSIGNMENT OR ALIENATION. Except as heretofore provided, no company, participant or beneficiary of the Plan to which the Trust applies shall have any interest in or right to the assets of this Trust, and to the full extent of all applicable laws, the assets of this Trust shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, participants or beneficiaries. The Trustee shall not recognize any assignment or alienation of benefits unless, and then only to the extent, written notices are received from the Administrator for the Plan.

            18.2 PLANS' INTEREST IN TRUST NOT ASSIGNABLE. The equity or interest of the Plan in the Fund shall not be assignable.


                                 SECTION XIX

                                Governing Law

            19.1 GOVERNING LAW. This Agreement shall be construed and enforced, to the extent possible, according to the laws of the state of Utah, and all provisions hereof shall be administered according to the laws of said state and any federal laws, regulations or rules which may from time to time be applicable. In case of any conflict between the provisions of the Plan and this Agreement, this Agreement shall govern.

                                  SECTION XX

                         Parties to Court Proceedings

            20.1 ONLY COMPANY AND TRUSTEE NECESSARY. To the extent permitted by law, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Trustee, and no participant under any Plan or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under this Agreement or any Plan.


                                 SECTION XXI

            21.1 ADDITIONAL COMPANIES. Any entity affiliated with the Company that adopts as a participating employer a plan of the Company to which this Trust is the trust, may become a party hereto, subject to the approval of the Company.


                                SECTION XXII

            22.1 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.


            WITNESS the due execution hereof as of the date first above written.

                                    NATURE'S SUNSHINE PRODUCTS, INC.

                                    By /s/ Alan D. Kennedy
                                       ----------------------------------------
                                    Its  President
                                       ----------------------------------------


                                    TRUSTEE:

                                    /s/ Douglas Faggioli
                                    -------------------------------------------
                                    Douglas Faggioli

                                    /s/ Joseph A. Speirs
                                    -------------------------------------------
                                    Joseph A. Speirs

                                    /s/ Alan D. Kennedy
                                    -------------------------------------------
                                    Alan D. Kennedy

                             Attachment Specifying
                   Collective, Common or Pooled Trust Funds

            In accordance with the terms of Section 6.3(k) of the Trust Agreement, the Company hereby authorizes investment by the Trustee or Investment Manager in the following collective, common or pooled trust funds: